UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2011

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 25, 2011, Richard Dalton, Chief Operations Officer of CoBiz Financial Inc. (“CoBiz”) adopted Rule 10b5-1 trading plans (the “Plans”) with a broker to sell up to 30,000 shares of CoBiz common stock. Mr. Dalton entered into the Plans as part of his personal long-term investment strategy for asset diversification and liquidity.

Pursuant to Mr. Dalton’s Plans, the brokerage firm may sell shares as detailed in the following schedule beginning on May 13, 2011. Mr. Dalton will have no control over the timing of his stock sales under the Plans; however, the brokerage firm shall be limited in that no shares may be sold at any price below $7.00 per share.  Any orders placed that are not executed on the trade start date will remain open and may be consolidated with other orders until the trade end date.  The Plans are scheduled to terminate on January 14, 2012. Any transactions under the Plans will be reported by Mr. Dalton through individual Form 4 filings with the Securities and Exchange Commission.

Trade	Trade	Number
start date	end date	of shares
5/13/2011	1/14/2012	10,000
8/12/2011	1/14/2012	10,000
11/14/2011	1/14/2012	10,000

The Plans are intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934 and CoBiz’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent prearranged transactions under Rule 10b5-1 from being executed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.

(Registrant)

/s/	Lyne B. Andrich
Lyne B. Andrich
EVP and Chief Financial Officer
Date: April 25, 2011